UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2020

PRESTIGE CONSUMER HEALTHCARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road, Tarrytown, New York 10591
(Address of Principal Executive Offices) (Zip Code)

(914) 524-6800
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PBH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2020, Prestige Consumer Healthcare Inc. (the “Company”) announced financial results for the fiscal quarter and year ended March 31, 2020. A copy of the press release announcing the Company's earnings results for the fiscal quarter and year ended March 31, 2020 is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company today announced that Dawn M. Zier, former President and CEO of Nutrisystem was elected to the Company’s Board of Directors on May 4, 2020.

Ms. Zier served as President and CEO of Nutrisystem, a leading provider of weight loss solutions and services. Upon acquisition of Nutrisystem, Ms. Zier joined Tivity Health, a leading provider of nutrition, fitness and social engagement solutions. Prior to that she held a variety of executive positions at Reader’s Digest Association, a global media and data marketing company. Ms. Zier also serves on the boards of The Hain Celestial Group, Inc. and Spirit Airlines and previously served on the board of Velo Holdings. Ms. Zier earned her MBA and Masters of Engineering from the Massachusetts Institute of Technology. Ms. Zier was appointed to each of the Audit, Compensation and Talent Management and Nominating and Governance Committees.

Ms. Zier will receive a one-time grant of restricted stock units, pro-rated for service between May 4, 2020, and the next Annual Meeting of Stockholders, and have a pro-rated value of approximately $36,260. The restricted stock units are awarded on the date of commencement of Ms. Zier's Board service and vest one year after the date of grant so long as membership on the Board of Directors continues through the vesting date, with settlement in common stock to occur on the earliest of Ms. Zier’s death, disability or the date on which her board membership ceases for reasons other than death or disability.

Ms. Zier was not selected pursuant to any arrangement or understanding between her and any other person. There have been no related person transactions between the Company and Ms. Zier reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
The information set forth in Item 2.02 above is incorporated by reference as if fully set forth herein.

On May 7, 2020, representatives of the Company began making presentations to investors regarding the Company's financial results for the quarter and year ended March 31, 2020 using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Investor Presentation”).  The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during the fiscal year ended March 31, 2021.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented in Items 2.02 and 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated May 7, 2020 announcing the Company's financial results for the fiscal quarter and year ended March 31, 2020.
99.2	Investor Relations Slideshow in use beginning May 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 7, 2020	PRESTIGE CONSUMER HEALTHCARE INC.

		By:	/s/ Christine Sacco
Name: Christine Sacco
Title: Chief Financial Officer